Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Abdo H. Khoury
Chief Financial and Portfolio Officer
(949) 718-4400

NHP Provides Notice of Redemption of

7.677% Series A Cumulative Preferred Step-Up REIT Securities

(NEWPORT BEACH, California, August 17, 2007) — Nationwide Health Properties, Inc. (NYSE: NHP), a leading healthcare real estate investment trust (REIT), announced today that it delivered notice of its intention to redeem all 900,485 outstanding shares of its 7.677% Series A Cumulative Preferred Step-Up REIT Securities, par value $1.00 per share (the “Series A Preferred Stock”) on October 1, 2007 (the “Redemption Date”), at a redemption price of $100.00 per share (the “Redemption Price”), to the registered holders of the Series A Preferred Stock. The Redemption Date will also be a dividend payment date and the Company expects to pay the final dividend on the Series A Preferred Stock in full on the Redemption Date.

Dividends on all shares of the Series A Preferred Stock to be redeemed will cease to accumulate on the Redemption Date, and on and after such date, holders of shares of the Series A Preferred Stock will not have any rights as holders other than the right to receive the Redemption Price, without interest, upon surrender of certificates representing their shares of Series A Preferred Stock.

The CUSIP No. for the shares of Series A Preferred Stock is 638620203.

About NHP

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing facilities, long-term care facilities and medical office buildings. The Company has investments in 534 facilities in 43 states. For more information on Nationwide Health Properties, Inc., visit our website at www.nhp-reit.com.

Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof.

These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; non-payment or late payment of rent by our tenants; our reliance on two operators for a significant percentage of our revenues; occupancy levels at certain facilities; our level of indebtedness; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; increasing competition in our business sector; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; our ability to retain key personnel; potential liability under environmental laws; the possibility that we could be required to purchase some of our medium-term notes; the rights and influence of holders of our outstanding preferred stock; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our most recent annual report on Form 10-K filed and any subsequent quarterly reports on Form 10-Q filed the SEC.